UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2015

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Allied Drive, Suite 220 Dedham, MA	02026
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                                        Termination of a Material Definitive Agreement.

As previously reported, on June 26, 2015, the Company delivered to the holders of its 9.0% senior unsecured notes due 2018, Series B (the “9.0% Notes”) a notice of redemption (the “Notice”), notifying those holders that pursuant to Section 3.07(ii) of the indenture, dated as of November 4, 2011 (as supplemented and amended from time to time, the “Indenture”) among the Company, the guarantors named therein, and Wilmington Trust, National Association, as trustee, the Company has elected to effect a redemption of $310,905,000 in aggregate principal amount of the Company’s outstanding 9.0% Notes, being the entire outstanding principal amount of the 9.0% Notes, in accordance with the terms of the Indenture and the 9.0% Notes. Pursuant to the Notice, the 9.0% Notes are called for redemption in full on July 26, 2015 (the “Redemption Date”). The redemption price for the 9.0% Notes is equal to 104.50% of the principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date (together, the “Redemption Amount”).

In accordance with the terms of the Indenture, on or prior to the Redemption Date, the Company has irrevocably deposited the Redemption Amount with the Trustee and on or after the Redemption Date the Company’s obligations under the Indenture will be terminated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: July 26, 2015	By:	/s/ Terrence Ronan
		Name:	Terrence Ronan
		Title:	Chief Financial Officer

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